News Release

Unisys Announces Third-Quarter Results

Achieves Sequential Revenue Growth and Operating Profit Margin Expansion; Free Cash Flow Positive; Significant Reduction to Required Pension Cash Contributions and Deficit Pro Forma for Proceeds from Recently-Priced Debt Offering

•Revenue growth of 12.9% sequentially to $495.2 million
•Operating profit margin up 750 bps sequentially to 5.6%
◦Non-GAAP operating profit(5) margin up 830 bps sequentially and 50 bps year over year to 8.5%
•Significant reduction in required pension cash contributions and deficit pro forma for application of proceeds from recently-priced notes offering
•Operating cash flow up $80.5 million sequentially and $48.6 million year over year to $66.3 million
◦Free cash flow(10) positive with free cash flow growth of $83.9 million sequentially and $48.6 million year over year to $34.3 million
◦Repaid $59 million drawn on revolver; cash balance down less than $10 million versus 2Q20 at $774.0 million
•Services Total Contract Value(3) (“TCV”) up 4.3% sequentially

BLUE BELL, Pa., October 26, 2020 – Unisys Corporation (NYSE: UIS) today reported third-quarter 2020 financial results. “Revenue, profitability, cash flow and Services TCV all improved from the COVID-related disruptions in the second quarter, with significant sequential revenue growth and margin expansion in both Services and Technology, and non-GAAP operating profit margin expansion both sequentially and year over year,” said Unisys Chairman and CEO Peter A. Altabef. “The net proceeds from the notes offering we recently priced will allow us to significantly reduce our future required pension cash contributions and pension deficit.”

Third-Quarter 2020 Highlights

	QoQ Revenue Growth				QoQ Profitability
	Revenue Growth	Services Revenue Growth	Technology Revenue Growth		Operating Profit Margin		Net Income Margin		EBITDA Margin		Diluted EPS
GAAP	12.9%	7.6%	61.7%	GAAP	5.6%		(2.7)%		6.2%		$(0.21)
Constant-Currency (GAAP)	10.0%	4.4%	61.9%	QoQ Change	750	bps	1470	bps	1030	bps	82.6%
Non-GAAP	12.8%	7.6%	N/A	Non-GAAP	8.5%		7.0%		14.9%		$0.51
				QoQ Change	830	bps	920	bps	350	bps	N/M

	YoY Revenue Growth				YoY Profitability
	Revenue Growth	Services Revenue Growth	Technology Revenue Growth		Operating Profit Margin		Net Income Margin		EBITDA Margin		Diluted EPS
GAAP	(10.3)%	(11.0)%	(5.6)%	GAAP	5.6%		(2.7)%		6.2%		$(0.21)
Constant-Currency (GAAP)	(9.8)%	(11.0)%	(2.0)%	YoY Change	(330)	bps	260	bps	(20)	bps	58.0%
Non-GAAP	(9.2)%	(9.8)%	N/M	Non-GAAP	8.5%		7.0%		14.9%		$0.51
				YoY Change	50	bps	410	bps	(60)	bps	96.2%

Beginning January 1, 2020, the historical results of the company’s U.S. Federal business have been reflected in the company’s consolidated financial statements as discontinued operations. Prior-period amounts have been reclassified to reflect the company’s U.S. Federal business as discontinued operations. Throughout this release we only refer to the company’s continuing operations.

Summary of Third-Quarter 2020 Business Results

Company:
Third-quarter revenue was $495.2 million, versus $552.1 million in the prior-year period, and was up 12.9% sequentially (down 10.3% year over year or 9.8% on a constant-currency(1) basis). Non-GAAP adjusted revenue(4) was $495.1 million, relative to $545.3 million in the prior-year period, and was up 12.8% sequentially. Sequential comparisons reflect improvement in COVID-disrupted portions of the business such as Field Services, BPO and Travel and Transportation. Additionally, the two ClearPath Forward® contracts that were delayed from the second quarter were signed in the third quarter, though total revenue and Technology revenue would have been up sequentially even excluding these contracts. Volumes in COVID-disrupted businesses were still down versus the prior-year period as were volumes in the company’s check-processing JV, as expected, and the ClearPath Forward renewal schedule was lighter, even including the delayed contracts, also as expected. These items resulted in the noted year-over-year declines.

Third-quarter total company operating profit was $27.7 million, versus $49.4 million in the prior-year period, and was up $36.2 million sequentially. Operating profit margin was 5.6%, versus 8.9% in the prior-year period, and was up 750 bps sequentially. There were $13.8 million of cost-reduction charges incurred in the third quarter, which impacted the year-over-year operating profit and operating margin comparisons. Total company non-GAAP operating profit margin was up 50 basis points year over year to 8.5%, versus 8.0% in the prior-year period, and was up 830 bps sequentially.

Net loss from continuing operations was $13.3 million versus $29.2 million in the prior-year period and also improved $63.2 million sequentially, from a net loss of $76.5 million in the second quarter. Diluted loss per share was $0.21, compared to $0.50 in the prior-year period, and also improved by $1.00 sequentially. Non-GAAP net income(9) was up 116% year over year to $34.6 million, versus non-GAAP net income of

$16.0 million in the prior-year period, and was up $44.3 million sequentially. Non-GAAP diluted earnings per share(9) was up 96.2% year over year to $0.51, versus $0.26 in the prior-year period, and was up $0.66 sequentially.

Adjusted EBITDA(8) was $74.0 million, relative to $84.4 million in the prior-year period, and was up 47.4% sequentially. Net income margin was (2.7)%, compared to (5.3)% in the prior-year period, and was up 1470 bps sequentially. Adjusted EBITDA margin was 14.9%, relative to 15.5% in the prior-year period, and was up 350 bps sequentially.

Operating cash flow was up $48.6 million year over year to $66.3 million, versus $17.7 million in the prior-year period, and was up $80.5 million sequentially. Free cash flow was up $48.6 million year over year to $34.3 million, relative to $(14.3) million in the prior-year period, and was up $83.9 million sequentially. Adjusted free cash flow(11) was up $38.5 million year over year to $52.4 million, versus $13.9 million in the prior-year period, and was up $89.5 million sequentially. At September 30, 2020, the company had $774.0 million in cash and cash equivalents, relative to $782.2 million at the end of the second quarter and had fully repaid the $59 million previously outstanding on the company’s revolver. Pro forma for the company’s recently priced notes offering (which is expected to close on October 29, 2020, subject to customary closing conditions), and the contribution of up to $285 million in 2020 or 2021 from cash on the balance sheet, substantially all currently-expected required pension contributions will effectively have been pre-funded. Pro forma for the application of the notes proceeds, the pension deficit will be reduced by $478 million dollars, and total contributions to date in 2020 would be over $790 million. Services TCV was up 4.3% sequentially.

Services:
Services revenue was $426.0 million, relative to $478.8 million in the prior-year period, and was up 7.6% sequentially (down 11.0% year over year and 11.0% in constant-currency). Services non-GAAP adjusted revenue was $425.9 million, relative to $472.0 million in the prior-year period, and was up 7.6% sequentially. As noted above, while COVID-disrupted businesses improved significantly relative to the second quarter, volumes were still down year over year as were volumes in the company’s check-processing JV, as expected, driving the year-over-year revenue declines. Services gross profit margin was up 80 bps year over year to 19.0%, versus 18.2% in the prior-year period, and was up 350 bps sequentially. Non-GAAP adjusted Services gross profit margin(6) was up 200 bps year over year to 19.0%, versus 17.0% in the prior-year period, and was up 350 basis points sequentially. Services operating profit margin was up 120 basis points year over year to 4.9%, versus 3.7% in the prior-year period, and was up 520 bps sequentially. Non-GAAP adjusted Services operating profit(7) margin was up 250 bps year over year to 4.8%, versus 2.3% in the prior-year period, and was up 520 basis points sequentially. Services backlog was $3.3 billion, relative to $3.6 billion at the end of the second quarter.

Technology:
Technology revenue was $69.2 million, relative to $73.3 million in the prior-year period, and was up 61.7% sequentially (down 5.6% year over year or 2.0% in constant currency). While the ClearPath Forward schedule was expected to be lighter year over year, the two renewals that were delayed from the second quarter were signed in the third quarter, contributing to the sequential improvement, though Technology revenue would have been up sequentially even excluding these two contracts. Technology gross profit margin was 59.7%, compared to 66.4% in the prior-year period, and was up 1770 bps sequentially. Technology operating profit margin was 33.1%, versus 42.1% in the prior-year period, and was up 3090 bps sequentially.

Select Third-Quarter Contract Signings:
In the third quarter, the company entered into several noteworthy contracts:
•InteliServe™: Unisys signed a new-logo contract with DJO Global, Inc., including to provide the Unisys InteliServe solution to enable omnichannel service desk support for improved end-user experience and lower service delivery costs.
•CloudForte®: The State of North Dakota, a current public sector client, awarded Unisys a new contract to support Job Service of North Dakota (JSND), the state's unemployment insurance agency. The contract scope includes ClearPath Forward for Azure, as well as CloudForte consulting services in the Azure GovCloud.
•Security Services: A Unisys partner secured several contracts with a U.S. government organization to provide Unisys Stealth® security software and deployment services to secure workloads for coalition partner information sharing.

Conference Call
Unisys will hold a conference call tomorrow at 8:00 a.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(2) Pipeline – Pipeline represents prospective sale opportunities being pursued or for which bids have been submitted. There is no assurance that pipeline will translate into recorded revenue.

(3) Total Contract Value – TCV is the estimated total contractual revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement, debt exchange and extinguishment and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(4) Non-GAAP adjusted revenue – In 2019 and 2020, the company’s non-GAAP results reflect adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s restructuring program.

(5) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities, debt exchange/extinguishment and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance, which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2019 and 2020, the company included the non-GAAP adjustments discussed in (4) herein.

(6) Non-GAAP adjusted Services gross profit – During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(7) Non-GAAP adjusted Services operating profit – During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(8) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) from continuing operations attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement, debt exchange/extinguishment, and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(9) Non-GAAP net income and non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with debt exchange/extinguishment and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(10) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(11) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions, discontinued operations and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global IT services company that delivers successful outcomes for the most demanding businesses and governments. Unisys offerings include digital workplace services, cloud and infrastructure services and software operating environments for high-intensity enterprise computing. Unisys integrates security into all of its solutions. For more information on how Unisys delivers for its clients across the government, financial services and commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: uncertainty of the magnitude, duration and spread of the novel coronavirus (“COVID-19”) pandemic and the impact of COVID-19 and governments’ responses to it on the global economy and our business, growth, reputation, projections, prospects, financial condition, operations, cash flows and liquidity, our ability to continue revenue growth and margin expansion in our Services business; our ability to maintain our installed base and sell new solutions; the potential adverse effects of aggressive competition in the information services and technology marketplace; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the business and financial risk in implementing future acquisitions or dispositions; our ability to access financing markets; the adverse effects of a reduction in our credit rating; cybersecurity breaches could result in significant costs and could harm our business and reputation; we may not achieve the operational and financial results that we anticipate from the sale of our U.S. Federal business; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the performance and capabilities of third parties with whom we have commercial relationships; our ability to use our net operating loss carryforwards and certain other tax attributes may be limited; an involuntary termination of the company’s U.S. qualified defined benefit pension plans; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com
###

RELEASE NO.: 1026/9795

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Services	$426.0	$478.8	$1,247.9	$1,433.8
Technology	69.2	73.3	201.5	242.2
	495.2	552.1	1,449.4	1,676.0
Costs and expenses
Cost of revenue:
Services	345.9	389.3	1,061.6	1,185.2
Technology	29.4	22.8	79.9	73.1
	375.3	412.1	1,141.5	1,258.3
Selling, general and administrative	85.5	84.7	252.5	268.0
Research and development	6.7	5.9	16.1	22.1
	467.5	502.7	1,410.1	1,548.4
Operating income	27.7	49.4	39.3	127.6
Interest expense	2.4	15.2	20.9	46.9
Other expense, net	(32.5)	(49.2)	(134.3)	(108.5)
Loss from continuing operations before income taxes	(7.2)	(15.0)	(115.9)	(27.8)
Provision for income taxes	6.1	10.4	26.6	23.4
Consolidated net loss from continuing operations	(13.3)	(25.4)	(142.5)	(51.2)
Net income attributable to noncontrolling interests	—	3.8	0.5	10.0
Net loss from continuing operations attributable to Unisys Corporation	(13.3)	(29.2)	(143.0)	(61.2)
Income from discontinued operations, net of tax	0.4	16.0	1,066.8	54.8
Net income (loss) attributable to Unisys Corporation	$(12.9)	$(13.2)	$923.8	$(6.4)
Earnings (loss) per share attributable to Unisys Corporation
Basic
Continuing operations	$(0.21)	$(0.50)	$(2.27)	$(1.14)
Discontinued operations	0.01	0.27	16.96	1.02
Total	$(0.20)	$(0.23)	$14.69	$(0.12)
Diluted
Continuing operations	$(0.21)	$(0.50)	$(2.27)	$(1.14)
Discontinued operations	0.01	0.27	16.96	1.02
Total	$(0.20)	$(0.23)	$14.69	$(0.12)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended September 30, 2020
Customer revenue	$495.2	$—	$426.0	$69.2
Intersegment	—	(6.0)	—	6.0
Total revenue	$495.2	$(6.0)	$426.0	$75.2
Gross profit percent	24.2%		19.0%	59.7%
Operating profit percent	5.6%		4.9%	33.1%
Three Months Ended September 30, 2019
Customer revenue	$552.1	$—	$478.8	$73.3
Intersegment	—	(2.3)	—	2.3
Total revenue	$552.1	$(2.3)	$478.8	$75.6
Gross profit percent	25.4%		18.1%	66.4%
Operating profit percent	8.9%		3.7%	42.1%

	Total	Eliminations	Services	Technology
Nine Months Ended September 30, 2020
Customer revenue	$1,449.4	$—	$1,247.9	$201.5
Intersegment	—	(10.9)	—	10.9
Total revenue	$1,449.4	$(10.9)	$1,247.9	$212.4
Gross profit percent	21.2%		15.8%	59.7%
Operating profit percent	2.7%		0.4%	32.1%
Nine Months Ended September 30, 2019
Customer revenue	$1,676.0	$—	$1,433.8	$242.2
Intersegment	—	(6.8)	—	6.8
Total revenue	$1,676.0	$(6.8)	$1,433.8	$249.0
Gross profit percent	24.9%		16.6%	67.9%
Operating profit percent	7.6%		1.8%	44.7%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$774.0	$538.8
Accounts receivable, net	364.1	417.7
Contract assets	47.0	38.4
Inventories	14.5	16.4
Prepaid expenses and other current assets	103.0	100.7
Current assets of discontinued operations	—	109.3
Total current assets	1,302.6	1,221.3
Properties	755.6	784.0
Less-accumulated depreciation and amortization	648.7	668.0
Properties, net	106.9	116.0
Outsourcing assets, net	177.3	202.1
Marketable software, net	191.5	186.8
Operating lease right-of-use assets	67.8	71.4
Prepaid postretirement assets	144.2	136.2
Deferred income taxes	121.6	114.0
Goodwill	108.6	110.4
Restricted cash	10.1	13.0
Other long-term assets	176.8	198.9
Long-term assets of discontinued operations	—	133.9
Total assets	$2,407.4	$2,504.0
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$100.0	$13.5
Accounts payable	183.4	204.3
Deferred revenue	197.4	246.4
Other accrued liabilities	272.4	316.7
Current liabilities of discontinued operations	—	146.4
Total current liabilities	753.2	927.3
Long-term debt	48.4	565.9
Long-term postretirement liabilities	1,563.6	1,960.2
Long-term deferred revenue	122.5	147.0
Long-term operating lease liabilities	49.3	56.0
Other long-term liabilities	70.7	47.6
Long-term liabilities of discontinued operations	—	28.3
Commitments and contingencies
Total Unisys Corporation stockholders’ deficit	(237.9)	(1,265.4)
Noncontrolling interests	37.6	37.1
Total deficit	(200.3)	(1,228.3)
Total liabilities and deficit	$2,407.4	$2,504.0

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Consolidated net loss from continuing operations	$(142.5)	$(51.2)
Income from discontinued operations, net of tax	1,066.8	54.8
Adjustments to reconcile consolidated net loss to net cash used for operating activities:
Gain on sale of U.S. Federal business	(1,057.7)	—
Loss on debt extinguishment	28.5	20.2
Foreign currency translation losses	14.3	7.2
Non-cash interest expense	3.5	7.5
Employee stock compensation	11.1	10.1
Depreciation and amortization of properties	22.0	26.7
Depreciation and amortization of outsourcing assets	48.9	47.3
Amortization of marketable software	50.2	35.0
Other non-cash operating activities	0.6	(0.8)
Loss on disposal of capital assets	3.3	1.3
Postretirement contributions	(344.5)	(82.3)
Postretirement expense	72.8	71.5
Deferred income taxes, net	(16.9)	1.0
Changes in operating assets and liabilities:
Receivables, net	12.4	(17.4)
Inventories	1.5	(1.7)
Accounts payable and current liabilities	(127.7)	(173.4)
Other liabilities	27.2	33.1
Other assets	0.4	9.3
Net cash used for operating activities	(325.8)	(1.8)
Cash flows from investing activities
Net proceeds from sale of U.S. Federal business	1,162.9	—
Proceeds from investments	2,550.2	2,824.9
Purchases of investments	(2,561.7)	(2,835.8)
Investment in marketable software	(54.8)	(56.2)
Capital additions of properties	(16.7)	(29.1)
Capital additions of outsourcing assets	(23.6)	(44.4)
Net proceeds from sale of properties	—	(0.2)
Other	(0.5)	(0.9)
Net cash provided by (used for) investing activities	1,055.8	(141.7)
Cash flows from financing activities
Cash paid in connection with debt extinguishment	(23.7)	(56.3)
Proceeds from capped call transactions	—	7.2
Proceeds from issuance of long-term debt	7.1	28.6
Payments of long-term debt	(451.0)	(12.2)
Other	(4.8)	(4.6)
Net cash used for financing activities	(472.4)	(37.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(25.3)	(10.0)
Increase (decrease) in cash, cash equivalents and restricted cash	232.3	(190.8)
Cash, cash equivalents and restricted cash, beginning of period	551.8	624.1
Cash, cash equivalents and restricted cash, end of period	$784.1	$433.3

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2020	2019	2020	2019
	GAAP net loss from continuing operations attributable to Unisys Corporation	$(13.3)	$(29.2)	$(143.0)	$(61.2)

Postretirement expense:	pretax	24.4	24.4	72.8	71.5
	tax	0.4	(0.1)	1.1	(0.2)
	net of tax	24.0	24.5	71.7	71.7

Debt extinguishment, cost reduction and other expenses:	pretax	23.7	18.1	97.4	28.7
	tax	(0.2)	0.8	0.9	1.8
	net of tax	23.9	17.3	96.5	26.9
	minority interest	—	3.4	0.4	6.6
	net of minority interest	23.9	20.7	96.9	33.5

	Non-GAAP net income from continuing operations attributable to Unisys Corporation	34.6	16.0	25.6	44.0

	Add interest expense on convertible notes	2.1	3.2	6.2	13.3

	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$36.7	$19.2	$31.8	$57.3

	Weighted average shares (thousands)	63,032	58,245	62,897	53,815

Plus incremental shares from assumed conversion:
	Employee stock plans	613	341	504	395
	Convertible notes	8,625	13,951	8,625	19,229

	Non-GAAP adjusted weighted average shares	72,270	72,537	72,026	73,439

	Diluted earnings (loss) per share from continuing operations

	GAAP basis
	GAAP net loss from continuing operations attributable to Unisys Corporation for diluted earnings per share	$(13.3)	$(29.2)	$(143.0)	$(61.2)

	Divided by weighted average shares	63,032	58,245	62,897	53,815

	GAAP diluted loss per share	$(0.21)	$(0.50)	$(2.27)	$(1.14)

	Non-GAAP basis
	Non-GAAP net income from continuing operations attributable to Unisys Corporation for diluted earnings per share	$36.7	$19.2	$31.8	$57.3

Divided by Non-GAAP adjusted weighted average shares		72,270	72,537	72,026	73,439

Non-GAAP diluted earnings per share		$0.51	$0.26	$0.44	$0.78

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cash provided by (used for) operations	$66.3	$17.7	$(325.8)	$(1.8)
Additions to marketable software	(18.1)	(19.0)	(54.8)	(56.2)
Additions to properties	(6.1)	(8.3)	(16.7)	(29.1)
Additions to outsourcing assets	(7.8)	(4.7)	(23.6)	(44.4)
Free cash flow	34.3	(14.3)	(420.9)	(131.5)
Postretirement funding	11.5	34.6	344.5	82.3
Discontinued operations	0.2	(21.6)	(8.9)	(73.3)
Debt extinguishment, cost reduction and other payments, net of reimbursements	6.4	15.2	23.5	37.1
Adjusted free cash flow	$52.4	$13.9	$(61.8)	$(85.4)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss from continuing operations attributable to Unisys Corporation	$(13.3)	$(29.2)	$(143.0)	$(61.2)
Net income attributable to noncontrolling interests	—	3.8	0.5	10.0
Interest expense, net of interest income of $1.3, $2.8, $6.0, $8.6 respectively*	1.1	12.4	14.9	38.3
Provision for income taxes	6.1	10.4	26.6	23.4
Depreciation	22.6	24.5	70.9	74.0
Amortization	14.2	13.4	50.2	35.0
EBITDA	$30.7	$35.3	$20.1	$119.5

Postretirement expense	$24.4	$24.4	$72.8	$71.5
Debt extinguishment, cost reduction and other expenses**	15.5	18.1	89.2	27.6
Non-cash share based expense	3.1	2.8	11.1	10.1
Other expense, net adjustment***	0.3	3.8	2.4	14.9
Adjusted EBITDA	$74.0	$84.4	$195.6	$243.6

*Included in other expense, net on the consolidated statements of income
**Reduced for depreciation and amortization included above
***Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in debt extinguishment, cost reduction and other expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$495.2	$552.1	$1,449.4	$1,676.0
Non-GAAP revenue	$495.1	$545.3	$1,448.4	$1,660.7
Net loss from continuing operations attributable to Unisys Corporation as a percentage of revenue	(2.7)%	(5.3)%	(9.9)%	(3.7)%
Non-GAAP net income from continuing operations attributable to Unisys Corporation as a percentage of Non-GAAP revenue	7.0%	2.9%	1.8%	2.6%
Adjusted EBITDA as a percentage of Non-GAAP revenue	14.9%	15.5%	13.5%	14.7%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Nine Months Ended
Services Segment	September 30,		September 30,
	2020	2019	2020	2019
GAAP total revenue	$426.0	$478.8	$1,247.9	$1,433.8
Restructuring reimbursement	(0.1)	(6.8)	(1.0)	(15.3)
Non-GAAP revenue	$425.9	$472.0	$1,246.9	$1,418.5

GAAP gross margin	$81.0	$87.0	$197.4	$237.7
Restructuring reimbursement	(0.1)	(6.8)	(1.0)	(15.3)
Non-GAAP gross margin	$80.9	$80.2	$196.4	$222.4

GAAP operating profit	$20.7	$17.7	$5.1	$25.3
Restructuring reimbursement	(0.1)	(6.8)	(1.0)	(15.3)
Non-GAAP operating profit	$20.6	$10.9	$4.1	$10.0

GAAP gross margin %	19.0%	18.2%	15.8%	16.6%
Non-GAAP gross margin %	19.0%	17.0%	15.8%	15.7%
GAAP operating profit %	4.9%	3.7%	0.4%	1.8%
Non-GAAP operating profit %	4.8%	2.3%	0.3%	0.7%

	Three Months Ended		Nine Months Ended
Total Unisys	September 30,		September 30,
	2020	2019	2020	2019
GAAP total revenue	$495.2	$552.1	$1,449.4	$1,676.0
Restructuring reimbursement	(0.1)	(6.8)	(1.0)	(15.3)
Non-GAAP revenue	$495.1	$545.3	$1,448.4	$1,660.7

GAAP gross margin	$119.9	$140.0	$307.9	$417.7
Restructuring reimbursement	(0.1)	(6.8)	(1.0)	(15.3)
Cost reduction expense	2.9	(1.9)	15.7	(6.6)
Non-GAAP gross margin	$122.7	$131.3	$322.6	$395.8

GAAP operating profit	$27.7	$49.4	$39.3	$127.6
Restructuring reimbursement	(0.1)	(6.8)	(1.0)	(15.3)
Postretirement expense	0.9	0.9	2.5	2.5
Cost reduction and other expense	13.8	0.2	30.8	10.8
Non-GAAP operating profit	$42.3	$43.7	$71.6	$125.6

GAAP gross margin %	24.2%	25.4%	21.2%	24.9%
Non-GAAP gross margin %	24.8%	24.1%	22.3%	23.8%
GAAP operating profit %	5.6%	8.9%	2.7%	7.6%
Non-GAAP operating profit %	8.5%	8.0%	4.9%	7.6%